EXHIBIT 5(b)

                              Form of
                   Group Selling Agreement Among
             Great American Reserve Insurance Company,
                  PADCO Financial Services, Inc.,
                    Broker, and Insurance Agent
























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                                                    SAMPLE

               GREAT AMERICAN RESERVE INSURANCE COMPANY
                    PADCO FINANCIAL SERVICES, INC.
                       GROUP SELLING AGREEMENT


  T h is Agreement is made between Great American Reserve Insurance Company ("Company") with Administrative Offices in Carmel, Indiana, PADCO Financial Services, Inc. ("Underwriter") with Administrative Offices in Rockville, Maryland, the Broker-Dealer named herein ("Broker"), and the Insurance Agent named herein ( Insurance Agent ). The parties hereby agree as follows:

  1.  Authorization.

  Broker, either an individual, partnership, limited liability company, or corporation, is hereby authorized by Company and Underwriter to solicit applications for variable annuity policies ("Policies"), as set forth in the Compensation Schedule which is made a part of the Group Selling Agreement, to collect and remit initial required premiums to Company, and to promptly deliver Policies issued by Company:

        a. only in jurisdictions where Broker is duly licensed and appointed by the appropriate regulatory agencies, and;
        b. only in states or territories in which Company is admitted to do business and only for those Policies offered by Company that have been approved by the appropriate regulatory agencies.

  Broker shall supply Company with copies of all certificates of qualification or licenses required of Broker under this Agreement.

  1.1.    Limitation of Authority, Relationship.

  Neither Broker nor Insurance Agent has authority during the time this Agreement is in effect, or after termination, to:

        a. make or modify Policies on behalf of Company or waive any of Company's rights or requirements;
        b. collect the first premiums on such Policies other than in the form of a check or money order made payable to the Company.
        c. endorse, cash or deposit any checks or drafts payable to Company;
        d. open any bank account or trust account on behalf of, for the benefit of, or containing the name of, Company;

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                                 PADCO Group Selling Agreement

        e. advertise or publish any matter or thing, including use of the names or logos of Company or those of its subsidiaries or affiliates, concerning Company or its Policies without prior written permission of Company;
        f. directly or indirectly cause or endeavor to cause any broker or agent of Company or registered representatives of Underwriter to terminate or alter its/his contract with Company, or induce or attempt to induce any policyholder of Company to relinquish, surrender, replace or lapse a Policy; or
        g. incur any liability, indebtedness or expense on behalf of the Company, make any purchases on behalf of the Company, or otherwise obligate the Company other than for commissions to be paid for sales of Policies; or
        h. institute, prosecute or maintain any legal proceeding on behalf of the Company; or
        i. do or perform any acts or things other than expressly authorized herein.

  T h i s Agreement shall not create an employer-employee relationship. The relationship of Broker to Company shall be that of independent contractor. Broker and Insurance Agent, jointly and severely shall indemnify and hold harmless Company, Underwriter, and any marketing agent of Company and each of their affiliates and any officer, director, employee or agent if the foregoing from any and all claims, demands, penalties, suits, or actions, and from any and all losses, c o s t s, expenses, damages and liability in connection therewith, arising out of or resulting from the default in the performance of, or in the negligent performance of, by Broker, Insurance Agent, or their partners, directors, officers, employees, representatives, or agents, the obligations of Broker or Insurance Agent under this Agreement, including but not limited to any payments made by Company or Underwriter to any marketing agent pursuant to any obligation of Company or Underwriter to indemnify or hold harmless such marketing agent in connection with sales of the Policies by or through the Broker. In addition, Broker or Insurance Agent agrees to furnish and maintain a satisfactory bond of indemnity when requested by Company, a copy of such bond to be submitted to Company within 30 days of request. This indemnification is in addition to any other liability which Broker and Insurance Agent may have for any unauthorized acts by Broker or
  Insurance Agent or their partners, directors, officers, employees, representatives or agents. The provisions of this paragraph shall survive the termination of this Agreement.

  1.2.  Representation and Service.


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                                 PADCO Group Selling Agreement

  Broker and Insurance Agent agree:

        a. to establish such rules and procedures as are n e cessary to insure compliance with applicable federal and state securities and insurance laws;
        b. to observe the rules, procedures and other directives established, and given by Underwriter relating to the sale of the Policies. Broker will comply with the rules and regulations of the Securities and Exchange Commission ( SEC ) and the National Association of Securities Dealers, Inc., ( NASD ) relating to the sale and distribution of the Policies, maintain the required registrations or licenses and will observe all applicable federal and state laws relating to the P o l icies. Insurance Agent will maintain all necessary licenses for the sale of the Policies and shall conduct its activities in compliance with all applicable federal and state laws relating to the Polices;
        c. that all solicitations for Policies are accompanied by the appropriate current prospectuses for the Policies conforming to the requirements of the Securities Act of 1933;
        d. no registrations and licenses concerning the Policies w i l l be made except those contained in the appropriate current prospectuses and in information supplemental to the prospectuses;
        e. to become fully informed as to the provisions and benefits of each Policy offered by Company for which applications are solicited under this Agreement;
        f.  to  represent  such Policies accurately and fairly to
            prospects;
        g. to provide all usual and customary service to policyholders and attempt to maintain in force any business placed with Company;
        h. to hold in a fiduciary capacity all premiums received with any application for Policies solicited for the Company; and
        i. that they are in compliance with the terms and conditions of letters issued by the Staff of the SEC with respect to the non-registration as a broker/dealer of an insurance agency associated with a registered broker/dealer. Broker and Insurance Agent shall notify Underwriter immediately In writing if Broker and/or Insurance Agent fail to comply with any such terms and conditions and shall take such measures as may be necessary to comply with any such terms and conditions.
        j. to conduct activities in a professional manner. Broker and Insurance Agent agree to comply and

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                                 PADCO Group Selling Agreement

            cooperate with the Company in any investigations by federal or state regulators, the NASD, or other self regulatory organizations.
        k. that the right to sell the Policies is subject to the B r o k e r s or the representative s continued registration and compliance with such Agreement and the rules and procedures which may be established by the Company and/or the Underwriter.

  1.3.  Broker's Agents.

  B r o k e r will recruit, train and supervise registered representatives ("Representatives") for the sale of the Policies. Appointment of each Representative shall be subject to Company's prior approval. Company may require termination of any Representative's authority to sell the Policies. Broker is responsible for the Representatives' compliance with the t e r m s and conditions of this Agreement and for the Representatives being duly licensed pursuant to applicable state and federal laws. Broker acknowledges its responsibility to Company for any unauthorized acts of Representatives.

  All matters concerning the licensing of any of the Broker s representatives under any applicable state insurance law shall b e a matter handled directly by the Broker and the representative involved; but the Company must be furnished proof of licensing before any commission payments may be made with respect to sales of policies by such representative or before Company will designate such representative as an authorized person to sell such policies.

  1.4.  Delivery of Policy.

  Broker and/or Insurance Agent shall return promptly to the Company all receipts for delivered Policies, all undelivered Policies and all receipts for cancellation, in accordance with the instructions from the Company. Upon issuance of a Policy by the Company and delivery of such Policy to Broker and Insurance Agent, Broker or Insurance Agent shall promptly deliver such Policy to its purchaser. For purposes of this provision promptly shall be deemed to mean not later than five calendar days. The Company will assume that a Policy will be delivered to the purchaser of such Policy within five calendar days for purposes of determining when to transfer premiums initially allocated to the Money Market Subaccount available under such Policy to the particular investment options specified by such purchaser. As a result, if purchasers exercise the free look provisions under such Policy, Broker and Insurance Agent shall indemnify the Company for any loss incurred by the Company that results from

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                                 PADCO Group Selling Agreement

  Broker s or Insurance Agent s failure to deliver such Policy to the purchasers within the contemplated five calendar day period.

  1.5   Administrative Guidelines and Compliance.

  Company's administrative guidelines, including bulletins, product and procedure updates, any revisions, additions and amendments thereto, from the time made by Company, shall be for all purposes a part of this Agreement as fully as if set out word for word herein and shall be complied with by Broker and Insurance Agent. Broker and Insurance Agent agree to comply fully with all applicable regulations, bulletins, rulings, circular letters, proclamations and statutes, now or hereafter in force, and to promptly notify Company in writing of all contacts and/or correspondence received from insurance regulatory or other governmental authorities, and to cooperate fully with Company in making responses to those authorities.

  Broker and Insurance Agent agree that all applications for policies shall be remitted in full together with such applications, signed by the applicants, directly to the Company. Checks or money orders in payment thereof shall be drawn to the order of Great American Reserve Insurance Company . Payments shall not be considered as received until the application has been accepted by the Company, except as otherwise provided at the direction and risk of the Company. After the initial purchase payment has been made and the policy has been issued, the policyowner shall make all future payments (if any are called for under the policy or otherwise permitted by the Company) directly to the Company.

        Sales Materials.

        a. During the term of this Agreement, the Underwriter and the Company will provide Broker and Insurance Agent, without charge, with as many copies of prospectuses (and any supplements thereto), current fund prospectus(es) (and any supplements thereto), and applications. The Broker and Insurance Agent will promptly return to Underwriter any prospectuses, applications, fund prospectuses, and other materials and supplies furnished by Underwriter or the Company to Broker or Insurance Agent or to the Representatives.
        b. During the term of this Agreement, Underwriter and the Company will be responsible for providing and approving all promotional, sales and advertising material to be used by Broker, Insurance Agent and the Representatives. Underwriter will file such

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                                 PADCO Group Selling Agreement

            materials or will cause such materials to be filed with the SEC, the NASD, and/or with any state securities regulatory authorities, as appropriate.
        c. Broker and Insurance Agent shall not use or implement a n y promotional, sales or advertising material relating to the Contracts without the prior written approval of Underwriter and the Company.












































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                                 PADCO Group Selling Agreement

  1.6   Limitation of Liability.

  The Broker understands and agrees that the Company and the Underwriter may employ or may have employed a marketing agent in order to market to the Broker the opportunity to enter into this Agreement and sell the Policies. Broker agrees that such marketing agent shall not be held liable by Broker for any claim, liability, judgment or cost, including attorneys fee, that may arise in respect of or relating to this Agreement.

  2.  Compensation.

  All compensation payable for sales of the Policies shall be paid by Company to Broker on behalf of Underwriter and nothing contained herein shall create any right, title or interest in Underwriter to such compensation nor any responsibility on the part of Underwriter for payment of such compensation. Broker and Insurance Agent agree that the Company will be discharged from liability for such compensation payments upon payment of any compensation due under this Agreement to Underwriter. Company agrees to pay compensation in the form of commissions and service fees as provided in the Compensation Schedule(s) delivered to Broker by Company and incorporated herein by reference, upon any cash premiums received by Company for Policies issued on applications submitted by Broker. Such compensation shall be payment in full for all services performed and all expenses incurred by Broker and Insurance Agent. Company reserves the right to accrue compensation under this Agreement until a minimum of $25.00 has become due.

  2.1.  Compensation Schedule(s).

  The Compensation Schedule(s) attached, or which may hereafter be added, is incorporated herein and made a part of this A g r eement. Company reserves the right to change such Compensation Schedule(s) at any time upon written notice to Broker. However, no such change shall be applicable to Policies for which Company has accepted premiums prior to the effective date of such change.












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                                 PADCO Group Selling Agreement

  2.2.  Accounting.

  Company will give to Broker a weekly statement of all compensation becoming due and payable since the date of the previous weekly statement. Unless Company receives written objection to such weekly statement from Broker, within 90 days after the date this statement is mailed to Broker's last known address or delivered to Broker in person, the same shall be deemed final and binding upon Broker.

  2.3.  Exchanges.

  If in the sole discretion of Company a new Policy is issued to replace a terminated or in force policy of Company or its affiliates or subsidiaries, the new Policy shall be regarded as an exchanged Policy, and any compensation payable shall be d e termined and adjusted by Company in accordance with Company s then current exchange rules.

  2.4   Return of Premium.

  If no Policy is issued on an application, all moneys collected by Broker or Insurance Agent will be immediately returned to the applicant. If Company finds it necessary, for any reason, to cancel a Policy and refund premiums, any compensation paid to Broker on the amount refunded shall be repaid to Company, or may be deducted from any compensation payable to Broker under this Agreement.

  2.5.  Local Taxes.

  Broker is responsible for any county or municipal occupational or privilege fee, tax or license which may be required of Broker, Insurance Agent or Representatives as a result of business submitted hereunder.

  3.  Indebtedness.

  Broker and Insurance Agent hereby authorize Underwriter and the Company to set off from all amounts otherwise payable to Broker and the Insurance Agent all liabilities of Broker or Insurance Agent. Broker and Insurance Agent shall be jointly and severally liable for the payment of all Moines due to Underwriter and/or the Company which may arise out of this Agreement or any other agreements between Broker, Insurance Agent and Underwriter or the Company including, but not limited to, any liability for any chargebacks or for any amounts advanced by or otherwise due Underwriter or the Company hereunder. Underwriter and the Company do not waive a n y of its other rights to pursue collection of any

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                                 PADCO Group Selling Agreement

  indebtedness owed by Broker or Insurance Agent to Underwriter or the Company. In the event Underwriter or the Company initiates legal action to collect any indebtedness of Broker or Insurance Agent, Broker and Insurance Agent shall reimburse Underwriter and the Company for reasonable attorney fees and expenses in connection therewith.

  Upon termination of this Agreement, any indebtedness by Broker and Insurance Agent to the Company or Underwriter becomes immediately due and payable.

  4.  Termination.

  Termination of this Agreement is effected as follows:

  a. Cause. This Agreement may be terminated for cause by Company, immediately upon written notice to Broker and Insurance Agent, when Broker or Insurance Agent or it's partner, director, officer, employee or agent has, or is reasonably believed to have: (i) misappropriated or withheld funds from any policyowner or from Company; (ii) induced or attempted to induce Brokers of Company or registered representatives of Underwriter to terminate, r e d uce, limit, or otherwise alter their services performed for or relationships with the Company or Underwriter, or policyowners of Company to terminate or r e place their Policies; (iii) interfered with the c o l l ection of renewal premiums; (iv) engaged in fraudulent or dishonest acts; (v) been adjudged a bankrupt or executed a general assignment for benefit of creditors or committed an act of bankruptcy; or (vi) otherwise acted to adversely affect the reputation, good standing, or business of Company in breach of this Agreement. If Company does not terminate this Agreement for any such cause, a waiver shall not result and this Agreement may be terminated under this subparagraph for any subsequent cause.

  b. Death or Dissolution. If Broker or Insurance Agent is not a corporation or partnership, this Agreement will terminate on the date of Broker's or Insurance Agent s death. If broker or Insurance Agent is a corporation or partnership, this Agreement will terminate on the date that the corporation or partnership is dissolved or otherwise determined by appropriate regulatory agencies to no longer be a legal entity.

  c. License Suspension or Revocation. This Agreement will terminate immediately in the event of any order of


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                                 PADCO Group Selling Agreement

        suspension, revocation or termination of Broker's or Insurance Agent s license by any regulatory authority.

  d. Breach. This Agreement will terminate immediately upon notice in the event of:
           1. breach of any of the terms or provisions of this Agreement; or
           2. Broker or Broker's associated person's failure to timely and fully comply with Company supervisory directives, rules, regulations or manuals.

  e. Ownership Change. This Agreement will terminate if Broker or Insurance Agent is not a natural person and in the event of a significant change in Broker's or Insurance Agent s ownership or management as determined by the Underwriter or Company in their sole discretion, or in the event of the execution of an agreement of sale, transfer or merger of Broker or Insurance Agent, without prior notice and written consent of Company.

  f. Notice. This Agreement may be terminated by any party without cause by giving the other parties at least 30 days advance written notice delivered personally or mailed to the last known address of the other parties.

  4.1.  Vested Compensation.

  a. Definition. Vested compensation is any compensation that would become due under this Agreement for business submitted prior to the effective date of termination, subsequent to the termination of this Agreement, as described within Compensation Schedule(s) attached to t h i s Agreement. No compensation is vested unless specifically described in the applicable Compensation
        S c h edule.  However,  if  this  agreement  were  to  be
        terminated   under  the  provisions  of  Paragraph  4.a.,
          Cause , regardless of what the Compensation Schedule(s)
        m i ght  provide,  no  compensation  of  any  kind  shall
        thereafter be payable.

  b. Dissolution of Corporation or Partnership. Any vested compensation shall be paid as directed by the Articles of Dissolution, or by the Liquidation Agreement, or by the courts, or in accordance with applicable statutes, as appropriate.

  c.    Death.  If  termination  is  by  reason  of  Broker's  or
        Insurance  Agent  s death, such vested compensation shall
        b e   paid  to  Broker's  or  Insurance  Agent  s  lawful


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                                 PADCO Group Selling Agreement

        w i dow(er), and, thereafter, lawful heirs or legal representatives.

  d.    Earnings  Requirement  for Continued Vested Compensation.
        In the event less than $600 is earned in any calendar year after termination, no further compensation will ever be paid regardless of the reason for termination.

  e. Payment of vested compensation will be reduced by any debt or liability of Broker or Insurance Agent due the Company.

  5.      Previous Agreement.

  By execution of this Agreement, any prior agreement between the Company, Underwriter, Broker and Insurance Agent or b e t w een Company and the signing principal(s) related specifically to the business transacted under this Agreement is terminated as of the effective date of this Agreement; but while this Agreement remains in force, any rights of Broker and Insurance Agent to receive compensation under the terms and conditions of the prior agreement are continued hereunder, and such earned compensation shall be payable at the rate, for the remainder of the period, and on the basis applicable as if that agreement remained in force.


























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                                 PADCO Group Selling Agreement

  6.  Entire Agreement.

  This Agreement, including any supplements and the Compensation Schedule(s), is the entire Agreement between the parties for all dealings after its effective date. Any understandings, n e gotiations, representations, statements, promises, and agreements, oral or otherwise, not included herein shall have no force and effect in the instruction of the rights and obligations of the parties hereto except as provided in this
  Section 6. This Agreement shall not be assigned without the prior written consent of Company. No amendment of this Agreement shall be valid unless made in writing by an authorized officer of the Company.

  7.  Waiver.

  No waiver by Company of rights arising from wrongdoing or failure by Broker or Insurance Agent shall occur by Company's election not to enforce any provision of this Agreement, nor reduce or affect Company's rights arising from subsequent wrongdoing or failure by Broker or Insurance Agent.

  8.  Notice.

  Any written notice given under any provision of this Agreement shall be complete upon deposit, postage paid, in the U.S. Mail addressed to Broker and Insurance Agent s at Broker's and Insurance Agent s last known address according to Company's records or to Company or Underwriter at its Administrative Offices.

  9.  Legal Action.

  If any legal action is filed or threatened against the Company, Underwriter, Broker, or Insurance Agent pertaining to the Company s business or Policies, the Underwriter, Broker, or Insurance Agent shall notify the Company of such action within twenty-four (24) hours of receipt of knowledge and shall forward to the Company, by overnight delivery service, copies of all documents served upon the Underwriter, Broker, or Insurance Agent.



  10.   Construction.

  THIS  AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS
  O F   THE  STATE  OF  INDIANA  EXCLUSIVE  OF  CHOICE  OF  LAWS
  PROVISIONS.  Venue  for any action between the parties arising


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                                 PADCO Group Selling Agreement

  u n der this Agreement shall be in a Court located in Noblesville, Hamilton County, Indiana.

  The  effective date of this Group Selling Agreement with Great
  A m e r i c a n      R eserve    Insurance    Company    shall
  b e : _ _ _ _ _ _ _ _ __________________    _________________,
  __________________.
         (Month)                     (Day)
                  (Year)




  Contract Account Number (Assigned by Company)


  Broker:                            Insurance Agent:

  Check Type of Legal Entity:        Check Type of Legal Entity:
    Individual     Partnership         Individual    Partnership
    Corporation                        Corporation


  --------------------------         --------------------------
  Type or Print Name of Broker       T y pe  or  Print  Name  of
                                     Insurance Agent
                                     (if different from Broker)


  --------------------------         --------------------------
  Signature  of Broker               Signature   of   Insurance
                                Agent
                                      (if different from Broker)


  ---------------------------        ---------------------------
  Social Security Number of Broker   Social  Security  Number of
                                     Insurance Agent
                                      (if different from Broker)


  ---------------------------        ---------------------------
  Taxpayer Identification Number          T  a  x  p  a  y  e  r
                                          Identification
   of Broker                         Number of Insurance Agent
                                      (if different from Broker)


  Great American Reserve Insurance   PADCO  Financial  Services,
  Inc.

                                                      13





                                 PADCO Group Selling Agreement

   Company


  By:_____________________________   By:______________________
      Authorized Signature           Authorized Signature

      ____________________________   _________________________
      Type or Print Name             Date











































                                                      14